Exhibit 99.1

Beeline Secures $5M Funding as CEO Invests $2.9M to Drive AI Mortgage Disruption

Providence, Rhode Island, February 19, 2025 – Eastside Distilling, Inc. (d/b/a Beeline Holdings) (Nasdaq: BLNE), has successfully closed a $5 million private placement, with over half of the capital coming directly from its CEO—highlighting unwavering confidence in the Company’s vision.

The funding will be strategically deployed to accelerate growth, reduce debt, and expand Beeline’s AI-driven, low-cost mortgage origination platform. Additionally, the investment will fuel the rapid development of its wholly-owned subsidiary, Beeline Labs, Inc., which operates a SaaS business and is transforming mortgage quality control and compliance with cutting-edge automation.

Demonstrating his commitment to Beeline’s future, Founder & CEO of Beeline Financial Holdings, Inc., Nick Liuzza personally invested $2.9 million, reinforcing the Company’s momentum in modernizing the mortgage industry.

“We are revolutionizing mortgage origination by eliminating inefficiencies, lowering costs, and unlocking access to an industry ripe for innovation,” said Liuzza. “Our AI-driven solutions are gaining rapid adoption, and this investment positions us to scale faster than ever before.”

This financing follows the recent capital raise by MagicBlocks, of which Beeline Financial Holdings, Inc. was a founder, and the launch of BlinkQC, an AI-powered mortgage quality control (QC) solution that streamlines compliance, auditing, and risk mitigation for lenders. Early traction for BlinkQC has been strong, with lenders already leveraging the platform to reduce QC processing times and improve accuracy.

With this momentum, Beeline will provide a comprehensive update on its platform-wide advancements and growth trajectory in its upcoming Q4 2024 earnings report next month.

About Beeline Financial Holdings, Inc.

Beeline Financial Holdings , Inc. is a technology-driven mortgage lender and title provider building a fully digital, AI-powered platform that simplifies and accelerates the home financing process. Headquartered in Providence, RI, Beeline Financial Holdings, Inc. is dedicated to transforming the mortgage industry through innovation and customer-focused solutions. It is a wholly-owned subsidiary of Beeline Holdings and owns Beeline Labs.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including the use of proceeds from the company’s financing, the impact of our AI solutions and the progress of BlinkQC. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, risks that our projections, estimates and expectations with respect to our technologies and marketing strategies and perceptions concerning potential future events that are based thereon prove to be incorrect, our ability to protect our rights and interests in our technologies and intellectual property rights therein, our ability to market our AI technology to third party lenders, the sufficiency of our existing cash resources to meet our working capital and capital expenditure needs over the next 12 months which will depend on our ability to raise capital, future interest rates in the United States, changes in the political and regulatory environment and in business and economic conditions in the United States and in the real estate and mortgage lending industry, geopolitical conflicts such as those in Ukraine and Israel, and our ability to develop and maintain our brand cost-effectively. Further information on our risk factors is contained in filings made with the Securities and Exchange Commission by Eastside Distilling, Inc., including the final Prospectus filed on January 14, 2025. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

ir@makeabeeline.com